UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2014 (October 28, 2014)
KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On October 31, 2014 (the “Effective Date”), the previously announced spin-off of Kimball Electronics, Inc. from Kimball International, Inc. (the “Company”) was completed (the “Spin-Off”). The Spin-Off was completed through the distribution to the Company’s stockholders of all the shares of common stock of Kimball Electronics, Inc. In the distribution, the Company's shareholders received three shares of Kimball Electronics, Inc. common stock for every four shares of the Company’s Class A or Class B common stock outstanding as of 5:00 p.m. New York time, on October 22, 2014 (the “Record Date”).
On October 31, 2014, in connection with the implementation of the Spin-Off, the Company entered into certain agreements with Kimball Electronics, Inc. to (i) effect its legal and structural separation; (ii) govern the relationship between the Company and Kimball Electronics, Inc. up to and after completion of the Spin-Off; and (iii) allocate between the Company and Kimball Electronics, Inc. various assets, liabilities and obligations, including, among other things, employee benefits, intellectual property and tax-related assets and liabilities. The agreements entered into include:

•	Separation and Distribution Agreement;

•	Tax Matters Agreement;

•	Employee Matters Agreement; and

•	Transition Services Agreement.
Separation and Distribution Agreement
The Company entered into a separation and distribution agreement with Kimball Electronics, Inc. (the “Separation and Distribution Agreement”) pursuant to which the Company and Kimball Electronics, Inc. will legally and structurally separate.
The Separation and Distribution Agreement, among other things, (i) provides for the transfer of assets and assumption of liabilities that are necessary to ensure that Kimball Electronics, Inc. retains the assets of, and the liabilities associated with, the electronics business and the Company retains the assets of, and the liabilities associated with, the furniture business; (ii) governs the rights and obligations of the parties regarding the distribution; (iii) provides that following the Spin-Off Kimball Electronics, Inc. is responsible for obtaining and maintaining its own insurance coverage; and (iv) governs other matters, including, but not limited to, access and provision of records, intellectual property, confidentiality, treatment of outstanding guarantees and similar credit support and dispute resolution procedures.
Tax Matters Agreement
The Company entered into a tax matters agreement with Kimball Electronics, Inc. that will govern the Company and Kimball Electronics, Inc.’s rights, responsibilities and obligations after the Spin-Off with respect to tax liabilities and benefits, tax attributes, tax contests and other tax matters regarding income taxes, other taxes and related tax returns. As a former subsidiary of the Company, Kimball Electronics, Inc. has, and will continue to have following the Spin-Off, joint and several liabilities with the Company with the Internal Revenue Service and certain U.S. state tax authorities for U.S. federal income and state taxes for the taxable periods in which Kimball Electronics, Inc. was a part of the Company’s consolidated group. The Company has agreed to indemnify Kimball Electronics, Inc. against any amounts of liabilities for which Kimball Electronics, Inc. is not responsible.
Employee Matters Agreement
The Company entered into an employee matters agreement with Kimball Electronics, Inc., which provides (i) that generally, each of the Company and Kimball Electronics, Inc. has responsibility for its own employees and compensation plans, subject to certain exceptions; (ii) that following the Spin-Off, Kimball Electronics, Inc.’s employees will generally participate in various retirement, welfare, and other employee benefit and compensation plans established and maintained by Kimball Electronics, Inc.; (iii) for the treatment of Kimball Electronics, Inc.’s outstanding equity awards in connection with the Spin-Off; (iv) for the assumption of certain employment related contracts that Kimball Electronics, Inc.’s employees originally entered into with the Company; and (v) for the allocation of certain employee liabilities and the cooperation between Kimball Electronics, Inc. and the Company in sharing employee information.
Transition Services Agreement
The Company entered into a transition services agreement with Kimball Electronics, Inc. pursuant to which the Company and Kimball Electronics, Inc. will provide each other specified services on a transitional basis to help ensure an orderly transition following the Spin-Off. These services include information technology, financial, telecommunications, benefits support services and other specified services. The services will be provided at cost, and are planned to extend for a period of six to eighteen months in most circumstances.
The foregoing descriptions of these agreements are summaries of the material terms of these agreements; for complete text of these agreements, see the agreements filed with this Current Report on Form 8-K as Exhibits 2.1, 10.1, 10.2 and 10.3, each of which is incorporated herein by reference.
Credit Agreement
In connection with the Spin-off, the Company (for purposes of this description, the “Borrower”) entered into a credit agreement dated as of October 31, 2014 (the “Credit Agreement”) with JPMorgan Chase Bank, National Association, as administrative agent (for purposes of this description, the “Administrative Agent”), and other lenders and agents party hereto. The Credit Agreement has a maturity date of October 31, 2019 and allows for up to $30 million in borrowings, with an option to increase the amount available for borrowing to $55 million at the Company's request, subject to participating banks' consent. The Company believes its principal sources of liquidity from available funds on hand, cash generated from operations, and the availability of borrowing under this Credit Agreement will be sufficient for the foreseeable future. There are currently no revolving loans outstanding under the Credit Agreement.
The revolving loans under the Credit Agreement may consist of, at the Company's election, advances in U.S. dollars or advances in any other currency that is agreed to by the lenders. The proceeds of the revolving loans are to be used for general corporate purposes of the Company including acquisitions. A portion of the credit facility, not to exceed $10 million of the principal amount, will be available for the issuance of letters of credit. A commitment fee on the unused portion of principal amount of the credit facility is payable at a rate that ranges from 20.0 to 25.0 basis points per annum as determined by the Company's ratio of consolidated total indebtedness to adjusted consolidated EBITDA.

The interest rate is dependent on the type of borrowings and will be one of the following two options:

•
the adjusted London Interbank Offered Rate (“Adjusted LIBO Rate” as defined in the Credit Agreement) in effect two business days prior to the advance (adjusted upwards to reflect bank reserve costs) for such interest period, plus the Eurocurrency Loans margin which can range from 125.0 to 175.0 basis points based on the Company's ratio of consolidated total indebtedness to adjusted consolidated EBITDA; or

•	the Alternate Base Rate, which is defined as the highest of the fluctuating rate per annum equal to the higher of

a.	JPMorgan's prime rate;

b.	1% per annum above the Adjusted LIBO rate; or

c.	1/2% per annum above the Federal funds rate;
plus the ABR Loans spread which can range from 25.0 to 75.0 basis points based on the Company's ratio of consolidated total indebtedness to adjusted consolidated EBITDA.
The Company's financial covenants under the Credit Agreement require:

•
an adjusted leverage ratio of (a) consolidated total indebtedness minus unencumbered U.S. cash on hand in the U.S. in excess of $15,000,000 to (b) consolidated EBITDA, determined as of the end of each of its fiscal quarters for the then most recently ended four fiscal quarters, to not be greater than 3.0 to 1.0, and

•
a fixed charge coverage ratio of (a) the sum of (i) consolidated EBITDA, minus (ii) 50% of depreciation expense, minus (iii) taxes paid, minus (iv) dividends and distributions paid, to (b) the sum of (i) scheduled principal payments on Indebtedness due and/or paid, plus (ii) interest expense, calculated for the Borrower and its subsidiaries on a consolidated basis in accordance with GAAP, determined as of the end of each of its fiscal quarters for the trailing four fiscal quarters then ending, to not be less than 1.10 to 1.00.

The foregoing description of the Credit Agreement is only a summary of the Credit Agreement. For the complete text of the Credit Agreement, see the agreement filed with this Current Report on Form 8-K as Exhibit 10.4, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement
On October 31, 2014, concurrently with the Company's entry into the Credit Agreement described in Item 1.01 hereof, the Company terminated the Amended and Restated Credit Agreement dated as of December 18, 2012, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as agent and Letter of Credit Issuer which provided for borrowings up to $75 million. The prior agreement would have expired in December 2017.

Item 2.01 Completion of Acquisition or Disposition of Assets
On October 31, 2014, the Company completed the Spin-Off by distributing ratably, to its shareholders, three shares of common stock of Kimball Electronics, Inc. for every four shares of the Company’s Class A or Class B common stock outstanding at 5:00 p.m., New York time, on the Record Date, or approximately 29.1 million shares of common stock of Kimball Electronics, Inc. Following the Spin-Off, the Company does not beneficially own any shares of common stock of Kimball Electronics, Inc.
The description of the Spin-Off included under Item 1.01 and the Separation and Distribution Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K is incorporated in this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Current Report on Form 8-K related to the Credit Agreement, including the information set forth under the subheading “Credit Agreement,” are incorporated by reference in this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders
Since the Company became a public company in 1976, it has had two classes of voting shares: Class A common stock and Class B common stock. Class A common stock elects all but one of its directors. Class B common stock elects one of its directors and, on an annual basis, is entitled to an additional $0.02 per share dividend more than the dividends paid on shares of Class A common stock. In addition, holders of Class B common stock are entitled to full voting powers, as a class, with respect to any consolidation, merger, sale, lease, exchange, mortgage, pledge, or other disposition of all or substantially all of the Company’s fixed assets, or the dissolution of the Company. Otherwise, except as provided by statute with respect to certain amendments to the Company’s Amended and Restated Articles of Incorporation, holders of Class B common stock have no voting rights and the entire voting power is vested in Class A common stock, which has one vote per share. Shares of Class A common stock are fully convertible to shares of Class B common stock on a share-for-share basis upon election by the holder thereof.
Pursuant to the Company’s Amended and Restated Articles of Incorporation, if at any time the number of shares of Class A common stock issued and outstanding was less than 15% of the total number of issued and outstanding shares of both Class A common stock and Class B common stock, all of the rights, preferences, limitations and restrictions relating to Class B common stock shall become the same as the rights, preferences, limitations and restrictions of Class A common stock, without any further action of or by its share owners, and all distinctions between Class A common stock and Class B common stock shall be eliminated so that all shares of Class B common stock are equal to shares of Class A common stock with respect to all matters, including without limitation, dividend payments and voting rights.
On October 30, 2014 holders of a sufficient number of shares of Class A common stock converted such shares into Class B common stock such that the number of outstanding shares of Class A common stock is, after such conversions, less than 15% of the total number of issued and outstanding shares of both Class A common stock and Class B common stock. The elimination of such distinctions, which occurred on October 30, 2014, is referred to as the “stock unification.” As a result of the stock unification, Class A common stock and Class B common stock now vote as a single class (except as otherwise required by applicable law) on all matters submitted to a vote of the Company’s share owners.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of Directors or Certain Officers
On October 29, 2014, Mr. Douglas A. Habig and Mr. James C. Thyen retired from the Board of Directors of the Company (the “Board”), and Mr. Habig resigned as Chairman of the Board. In addition, on October 29, 2014, Mr. Donald D. Charron resigned from the Board in order to serve as Chairman of the Board of Directors and Chief Executive Officer of Kimball Electronics, Inc.
On October 31, 2014, Mr. Thyen retired as President, Chief Executive Officer of the Company. On October 31, 2014, Mr. Charron resigned from his position as Executive Vice President of Kimball International, President-Kimball Electronics Group to serve as Chief Executive Officer of Kimball Electronics, Inc. Also on October 31, 2014, Mr. John H. Kahle resigned from his position of Executive Vice President, General Counsel, Secretary of the Company to serve as Vice President, General Counsel and Secretary of Kimball Electronics, Inc.
Election of Directors-Committee Members
The Board has two standing committees, the Audit Committee and the Compensation and Governance Committee. The members of the Board and its committees, upon completion of the Spin-Off, are listed in the table below:

	Audit Committee	Compensation and Governance Committee
Patrick E. Connolly	X
Timothy J. Jahnke		X
Kimberly K. Ryan	X
Robert F. Schneider*
Geoffrey L. Stringer	X (Chair)
Thomas J. Tischhauser		X
Christine M. Vujovich		X (Chair)
*Mr. Schneider serves as Chairman of the Board.

Appointment of Certain Officers
The following promotions were effective November 1, 2014 in conjunction with the completion of the Spin-Off.
Donald W. Van Winkle was promoted to President, Chief Operating Officer of Kimball International, Inc. He previously served as Executive Vice President of Kimball International, and President of the Furniture Group subsidiary. In his expanded role, Mr. Van Winkle will provide strategic guidance for Kimball International along with accountability to improve financial performance of the operations. He joined Kimball in 1991 as a Divisional Controller, advancing through successively more responsible roles and in 1999 became Chief Finance and Administrative Officer for the Furniture Brands Group. He had full operating responsibility of the National Office Furniture subsidiary starting in 2003 and was promoted to President of the Furniture Group subsidiary in 2010. His broad knowledge and expertise across sales, marketing, manufacturing and supply chain disciplines, and multiple administrative functions will serve the Company well in post-spin growth initiatives.

    Michelle R. Schroeder was promoted to Vice President and Chief Financial Officer (CFO). She previously served as Vice President and Chief Accounting Officer, a position she assumed in 2009. Ms. Schroeder began her career with Kimball International in 1984, serving in several marketing administrative roles before taking a leave in 1993 to pursue a degree in accounting. She is a licensed Certified Public Accountant (CPA) and Certified Management Accountant (CMA). She returned in 1996 and has advanced through several accounting and finance leadership roles during her career with the Company, and played a lead role in the financial aspects of the Spin-Off. As CFO, Ms. Schroeder assumes responsibility for the accounting, auditing, investor relations, tax and treasury functions, as well as setting financial strategy and policies for the Company.
Darren S. Gress was promoted to Corporate Controller (functioning as Principal Accounting Officer). He previously served as Director of Accounting, a position he held since 1998.  Over the course of his career with Kimball International, which began in 1996, he has been extensively involved with a variety of functions including Securities & Exchange Commission filings, international accounting, acquisitions, maintaining of the Company’s accounting policies, and compliance with financial rules and regulations.  He has also been responsible for the Company’s incentive compensation and retirement plans, and has been involved with teams throughout the Company to implement financial systems and streamline processes. Mr. Gress holds Certified Public Accountant (CPA) and Certified Management Accountant (CMA) licenses.  As Corporate Controller, Mr. Gress will assume responsibility for supervision of all accounting functions.

Compensatory Arrangements of Certain Officers
In conjunction with the completion of the Spin-Off and certain officers’ resulting new roles with increased responsibility with Kimball International, Inc., the following base salaries were set on November 3, 2014 with an effective date of November 10, 2014. Robert F. Schneider serving as Chief Executive Officer of Kimball International, Inc. will receive an annualized base salary of $550,000. Donald W. Van Winkle serving as President and Chief Operating Officer of Kimball International, Inc. will receive an annualized base salary of $401,804. Michelle R. Schroeder serving as Vice President and Chief Financial Officer will receive an annualized base salary of $320,008.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On October 28, 2014, the Board amended Article V, Section 1 of its Restated By-Laws, effective on October 31, 2014, to change the number of directors from 11 to 7. Article V, Sections 1 and 2 were also amended to remove references to holders of Class A and Class B stock. A copy of the amended Restated By-Laws is filed herewith as Exhibit 3.1.

Item 8.01 Other Events
On October 31, 2014, the Company issued a press release announcing the completion of the Spin-Off. The Company’s press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
2.1	Separation and Distribution Agreement by and between Kimball International, Inc. and Kimball Electronics, Inc., dated October 31, 2014 *
3.1	Restated By-Laws of Kimball International, Inc.
10.1	Tax Matters Agreement by and among Kimball International, Inc. and Kimball Electronics, Inc., dated October 31, 2014
10.2	Employee Matters Agreement by and between Kimball International, Inc. and Kimball Electronics, Inc., dated October 31, 2014
10.3	Transition Services Agreement by and between Kimball International, Inc. and Kimball Electronics, Inc., dated October 31, 2014
10.4	Credit Agreement dated as of October 31, 2014 among Kimball International, Inc., the Lenders Party hereto, and JPMorgan Chase Bank, National Association, as Administrative Agent
99.1	Kimball International, Inc. Press Release dated October 31, 2014
* The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Michelle R. Schroeder
MICHELLE R. SCHROEDER Vice President, Chief Financial Officer
Date: November 3, 2014

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Separation and Distribution Agreement by and between Kimball International, Inc. and Kimball Electronics, Inc., dated October 31, 2014 *
3.1	Restated By-Laws of Kimball International, Inc.
10.1	Tax Matters Agreement by and among Kimball International, Inc. and Kimball Electronics, Inc., dated October 31, 2014
10.2	Employee Matters Agreement by and between Kimball International, Inc. and Kimball Electronics, Inc., dated October 31, 2014
10.3	Transition Services Agreement by and between Kimball International, Inc. and Kimball Electronics, Inc., dated October 31, 2014
10.4	Credit Agreement dated as of October 31, 2014 among Kimball International, Inc., the Lenders Party hereto, and JPMorgan Chase Bank, National Association, as Administrative Agent
99.1	Kimball International, Inc. Press Release dated October 31, 2014
* The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.